SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                  FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                        Date of Report: February 6, 2001
                        ---------------------------------
                        (Date of earliest event reported)




                      Bion Environmental Technologies, Inc.
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              (Exact Name of Registrant as Specified in its Charter




           Colorado                  0-19333                 84-1176672
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    (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                          Identification No.)




             18 East 50th Street 10th Floor New York, NY 10022
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           (Address and Zip Code of Principal Executive Offices)




      Registrant's telephone number including area code: (212) 758-6622
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ITEM 5.  OTHER EVENTS

     1. On February 6, 2001, we proposed certain amended terms to holders of our Convertible Bridge Notes and Warrants (the "Holders")(see Item 1 and
Exhibit 10.1, 10.2 and 10.3, Form 8-K dated April 13, 2000; Item 8 and Exhibit 99.8, Form 8-K dated August 3, 2000; and Item 2, Exhibits 99.1, Form 8-K dated August 10, 2000). As of February 24, 2001, slightly in excess of 85% of the Holders (percent is based on principal amount of outstanding convertible bridge notes) have indicated acceptance of the amendments. It is possible that some additional acceptances may be obtained after the date of this Report. For the Holders who indicate acceptance, the amendment: (1) extends the maturity date to April 30, 2001; (2) requires automatic conversion of the notes (principal and interest) to our Common Stock on April 29, 2002, if not previously paid or converted; (3) reduces the maximum conversion price to $2.50 per share; (4) reduces the call price of the Bridge Warrants to $3.50; and (5) reduces the warrant exercise price of the Bridge Warrants to $1.50.
As to Holders who do not indicate acceptance: (1) the existing July 1, 2001 maturity date, the $5.00 maximum conversion price, and the $2.00 Bridge Warrant exercise price remain unchanged; (2) their notes will be automatically converted to our Common Stock at June 30, 2001 if not previously paid or converted; and (3) the Bridge Warrant call price has been reduced to $3.50.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Listed below are the exhibits filed as a part of this report.

     EXHIBITS:  None





















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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 BION ENVIRONMENTAL TECHNOLOGIES, INC.


                                 By:  /s/ Mark A. Smith
Date: March 8, 2001                  ---------------------------------
                                      Mark A. Smith
                                      Chairman and Secretary
































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